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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated August 31, 2007 (i) relating to the consolidated financial statements of Plains All American GP LLC, March 1, 2007, (ii) relating to the consolidated financial statements of Plains All American Pipeline, L.P., August 31, 2007, (iii) relating to the balance sheet of Plains GP Holdings, L.P., and (iv) August 31, 2007 relating to the balance sheet of Plains Holdings GP LLC, all of which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 31, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM